UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2014

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This Current Report on Form 8-K/A is being filed to correct a scrivener's error.
Item 2.02. Results of Operations and Financial Condition.
On August 18, 2014, the registrant announced its financial results for the period ending June 30, 2014. On August 18, 2014, the registrant issued a press release to investors for the period ending June 30, 2014, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2014, Tecogen Inc. (the “Company”) accepted the resignation of Ms. Bonnie J. Brown the Company’s Chief Financial Officer, Treasurer and Secretary effective as of August 15, 2014. Ms. Brown’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices.
On August 15, 2014, the Company’s Board of Directors appointed Mr. David A. Garrison, age 46, the Director of Finance, to the position of Chief Financial Officer of the Company.
There are no family relationships between Mr. Garrison and any director or executive officer of the Company or its subsidiaries.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits
The registrant hereby furnishes the following exhibit:
Exhibit 99.1 – Press release, dated August 14, 2014, for the period ending June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on August 19, 2014.

TECOGEN, Inc.

By:     /s/ David A. Garrison
David A. Garrison
Chief Financial Officer